UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            COMMERCIAL CREDIT COMPANY

        Delaware                                            52-0883351
(State of incorporation or organization)    (I.R.S. Employer Identification no.)

300 St. Paul Place
Baltimore, Maryland                               21202
(Address of principal executive offices)          (zip code)

If this Form relates to the                       If this form relates to the
registration of a class of                        registration of a class of
debt securities and is                            debt securities and is to
effective upon filing                             become effective
pursuant to General                               simultaneously with the
A(c)(l) please check                              effectiveness of a
the following box |X|                             concurrent registration
                                                  statement under the Securities
                                                  Act of 1933 pursuant to
                                                  General Instruction A(c)(2)
                                                  please check the following box
                                                  | |

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of Each Exchange on Which
     to be so Registered                          Each Class is to be Registered

 10% Notes due May 1, 1999                  New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:      (None)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

      See the information set forth under the heading "Description of Debt Securities" in the Registration Statement on Form S-3 of the Registrant, as amended (No. 33-18208), and "Description of Notes" in the Prospectus Supplement dated May 2, 1989 filed pursuant to Rule 424(b)(5) under the Securities
Act of 1933, as amended.

Item 2.  Exhibits.

       2.1 Registration Statement on Form S-3 (No. 33-18208) (the "Registration Statement").

       2.2     Prospectus Supplement dated May 2, 1989.

       2.3     Form of 10% Notes due May 1, 1989, incorporated by reference to
               Exhibit 4.01 to the Company's Current Report on Form 8-K dated May 2, 1989.

       2.4 Indenture between Commercial Credit Company and Citibank, N.A., as Trustee, relating to the Notes, incorporated by reference to
               Exhibit 4.01 to the Registrant's Current Report on Form 8-K dated January 19, 1987 (File No. 1-6594).

       2.5 First Supplemental Indenture, dated as of June 13, 1990, incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated June 13, 1990 (File No. 1-6594).


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                                     SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     COMMERCIAL CREDIT COMPANY

                                   By: /s/ Robert Matza
                                     ---------------------------
                                     Name Robert Matza
                                     Title: Vice President and Treasurer